Exhibit 99.1

JOINT FILING AGREEMENT AMONG

MAURICE ZAUDERER and VACCINEX (ROCHESTER) L.L.C.

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended (the “Act”), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Maurice Zauderer and Vaccinex (Rochester) L.L.C. do hereby agree, in accordance with Rule 3d-1(k) under the Act, to file a Statement on Schedule 13D relating to their ownership of the Common Stock of Vaccinex, Inc. and do hereby further agree that said statement shall be filed on behalf of each of them.

Dated: February 10, 2022

Maurice Zauderer

By:	/s/ Maurice Zauderer
Name: Maurice Zauderer

Vaccinex (Rochester), L.L.C.

By:	/s/ Maurice Zauderer
Name: Maurice Zauderer
Title: President